Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-260477) of our report dated March 16, 2022, relating to the consolidated financial statements of Caremax, Inc., as of and for the years ended December 31, 2021 and 2020, which is contained in this annual report on Form 10-K.

/s/ WithumSmith+Brown, PC

Red Bank, New Jersey
March 16, 2022